Exhibit 99.2

Portfolio by Asset Class 03/31/12 Ind = Industrial MF = Multi-Family *Based on undepreciated assets Dear Stockholder: Like the broader economy, real estate fundamentals continue their slow, but gradual, improvement, especially in key sectors of Inland American’s portfolio including multi-family, lodging, and retail. We expect to see increased same store operating performance in our lodging and multi-family segments through the remainder of 2012. Our retail, office and industrial portfolios are expected to maintain high occupancy and have limited lease rollover in the coming years. During the first quarter of 2012 we acquired five upper scale lodging properties consisting of 2,302 rooms to add to our lodging portfolio. We will continue our strategic disposition of assets from cyclically disadvantaged sectors, and acquire income producing assets in growth sectors to bolster overall portfolio performance. For the full year 2011, Inland American paid $428.7 million or $0.50 a share in distributions to our stockholders – all from cash flow from operations and joint venture distributions. For the coming year, we remain focused on maintaining a solid, conservative, balance sheet, along with executing our strategic business plan. Consumer Sentiment – One Economic Metric In May, consumer sentiment rose to its highest level in more than four years as Americans stayed optimistic about the job market. The Thomson Reuters/University of Michigan's index on consumer sentiment rose to 79.3 from 76.4 in April, topping forecasts for 77.8. It was the highest level since October 2007. The study also showed that half of all consumers said the economy had improved during the past year, while buying plans for vehicles and household durables also improved. These developments are all positive indicators for our diverse portfolio of commercial real estate and the overall economy, but consumer confidence is still extremely vulnerable to a reversal if the recent slowdown in job growth persists in the months ahead. As we do with all economic factors and statistics we will closely monitor and make adjustments to our strategies if necessary. Source – Thomson Reuters / University of Michigan

Cash Distribution Enclosed is your cash distribution equaling $0.04167 per share for the month of May 2012, paid at an annualized rate equal to $0.50 per share. This equates to an approximate seven percent annualized yield on our current estimated per share value, and our Distribution Reinvestment Plan per share purchase price, of $7.22. Your cash distribution is funded from cash flow from operations and joint venture distributions, and we believe our dividend is sustainable. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. First Quarter 2012 Financial Update Webcast Replay On May 18th, Inland American conducted a webcast to discuss our results for the first quarter and our plans for 2012. We encourage you to listen to the replay of the event, which is available on Inland American’s website at www.inlandamerican.com. Our next webcast will be held later this summer. We encourage you to attend and participate by submitting your questions and/or comments; please see our website for further information. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Brenda Gail Gujral Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.